Exhibit 99

January 25, 2017
Phoenix, Arizona
Knight Transportation Reports Fourth Quarter and Annual 2016 Revenue and Earnings
Knight Transportation, Inc. (NYSE: KNX), one of North America’s largest and most diversified truckload transportation companies, today reported revenue and net income for the fourth quarter ended December 31, 2016.
The following table reflects key financial highlights for the fourth quarter and full year of 2016 and 2015.
(dollars in thousands, except per share data)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	Chg	2016	2015	Chg
Total Revenue	$289,098	$290,739	-0.6%	$1,118,034	$1,182,964	-5.5%
Revenue, excluding trucking fuel surcharge	$264,464	$265,972	-0.6%	$1,028,148	$1,061,739	-3.2%

Operating Income	$34,736	$43,652	-20.4%	$148,479	$178,000	-16.6%
Adjusted Operating Income(1)	$37,186	$43,652	-14.8%	$150,929	$185,163	-18.5%

Net Income, attributable to Knight	$22,161	$29,235	-24.2%	$93,863	$116,718	-19.6%
Adjusted Net Income, attributable to Knight(2)	$23,671	$29,235	-19.0%	$95,373	$121,113	-21.3%

Earnings per diluted share	$0.27	$0.36	-23.6%	$1.16	$1.42	-18.4%
Adjusted earnings per diluted share(2)	$0.29	$0.36	-18.4%	$1.17	$1.47	-19.9%

The company previously announced a quarterly cash dividend of $0.06 per share to shareholders of record on December 2, 2016, which was paid on December 27, 2016.
Dave Jackson, President and Chief Executive Officer, commented on the quarter, “The freight environment continues to show signs of improvement as we experienced more non-contract opportunities during the fourth quarter of 2016 when compared to the same quarter last year.  This resulted in continued year over year improvements in average miles per tractor and brokerage load count. Although our revenue per total mile continued to be down year over year, we experienced stronger sequential revenue per total mile growth from third quarter to fourth quarter this year when compared to the same period last year. With declining new truck orders, a weak used equipment market, and additional regulatory burdens expected to phase in during 2017, we expect continued improvement in the supply/demand relationship in the coming quarters.

“Our adjusted earnings per diluted share for the quarter were $0.29, compared to our adjusted earnings per diluted share of $0.36 in the same quarter last year. During the quarter, revenue per loaded mile, excluding fuel surcharge, decreased 1.2%, which negatively impacted our results by approximately $0.02 per share when compared to the same period last year. Less gain on sale of revenue equipment, increased net fuel cost, and lower other income also negatively impacted our results by approximately $0.05 per share. Driver pay continues to be inflationary when compared to the same quarter last year, which resulted in a $0.01 per share impact during the quarter. The effective income tax rate for the quarter was 36.1% versus 34.9% for the fourth quarter of 2015, which negatively impacted our results by approximately $0.01 per share.  These negative items were partially offset by cost control efforts that resulted in combined savings of approximately $0.02 per share across several administrative departments.
"During the fourth quarter of 2016 we accrued $2.5 million of expense ($1.5 million after-tax) related to expected settlement costs for two class action lawsuits involving employment-related claims in California and Washington.  We have provided adjusted financial information that excludes these expenses from our results of operations. We believe the comparability of our results is improved by excluding these infrequent expenses that are unrelated to our core operations."
The following table reflects our consolidated financial performance and that of our trucking and our logistics segments for the fourth quarter and full year of 2016 and 2015.

(dollars in thousands)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	Chg	2016	2015	Chg
Consolidated
Revenue, excluding trucking fuel surcharge	$264,464	$265,972	-0.6%	$1,028,148	$1,061,739	-3.2%
Operating Income	$34,736	$43,652	-20.4%	$148,479	$178,000	-16.6%
Adjusted Operating Income(1)	$37,186	$43,652	-14.8%	$150,929	$185,163	-18.5%
Adjusted Operating Ratio(1)	85.9%	83.6%	230 bps	85.3%	82.6%	270 bps

Trucking Segment
Revenue, excluding trucking fuel surcharge	$202,747	$204,321	-0.8%	$810,358	$830,710	-2.4%
Operating Income	$30,582	$39,343	-22.3%	$135,181	$162,143	-16.6%
Adjusted Operating Income(3)	$33,032	$39,343	-16.0%	$137,631	$169,306	-18.7%
Adjusted Operating Ratio(3)	83.7%	80.7%	300 bps	83.0%	79.6%	340 bps

Logistics Segment
Revenue	$61,717	$61,651	0.1%	$217,790	$231,029	-5.7%
Operating Income	$4,154	$4,309	-3.6%	$13,298	$15,857	-16.1%
Operating Ratio	93.3%	93.0%	30 bps	93.9%	93.1%	80 bps

In the fourth quarter, the trucking segment achieved an adjusted operating ratio of 83.7% compared to 80.7% from the same quarter last year. We continue to improve the utilization of the fleet, as average miles per tractor improved 0.7% on a year over year basis.  Revenue per tractor, excluding fuel surcharge, decreased 0.4%, year over year, as lower average revenue, excluding fuel surcharge, per loaded mile offset the improvement in average miles per tractor.  Higher net fuel expense, less gain on sale of revenue equipment, and higher driver related expenses were the main factors negatively impacting our operating results when compared to the same period last year.   We remain focused on improving the productivity of our assets, developing our freight network, and intensely controlling our costs.
During the fourth quarter of 2016, the logistics segment produced an operating ratio of 93.3% compared to 93.0% for the same quarter last year. Our logistics segment consists of brokerage, intermodal, and other logistics services.  Revenue was essentially flat despite exiting our agriculture sourcing business in the first quarter of 2016. Compared to the same quarter last year, load volumes in our brokerage business increased 8.2% while gross margin percentage contracted 50 basis points. Brokerage revenue increased 6.3% when compared to the same quarter last year as increased load volume was offset by a 1.7% decline in revenue per load. We plan to continue to invest in and grow our logistics service offerings, which require comparatively little capital investment, as we seek to continue to improve our consolidated return on capital.
The used equipment market remained soft during the quarter and resulted in gain on sale of revenue equipment in the fourth quarter of 2016 of $0.7 million, compared to $3.2 million in the fourth quarter of 2015. The average age of our tractor fleet is 2.2 years, which has increased from 1.8 years from the second quarter of 2016.  With rising new equipment prices and a weak used equipment market, we have extended the expected trade cycle of our tractors. We have been proactive in managing our preventative maintenance program with a goal of mitigating the additional maintenance cost associated with a slightly older fleet.
Over the last twelve months ended December 31, 2016, we have returned $59.5 million to our shareholders in the form of quarterly dividends and stock repurchases. We ended the quarter with $8.0 million of cash, $18.0 million of long-term debt, and $786.5 million of shareholders' equity. Our net capital expenditures during 2016 were $89.0 million, while our cash flow from operations was $243.4 million. We expect our net capital expenditures in 2017 to be within a range of $95.0 to $110.0 million, which will primarily be used to replace existing tractors and trailers that will reach our current trade cycle during the year.  We do not plan to grow our asset-based tractor fleet internally until we see significant strength in customer demand combined with stronger non-contract and contract rate markets.
In March 2016, the FASB issued ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvement to Employee Share-based Payment Accounting. The objective of this update is to simplify several aspects of the accounting for employee share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. This ASU is effective for us beginning January 1, 2017, with early adoption permitted.
During the fourth quarter of 2016, we elected to early adopt the new guidance. The primary impact of adoption was the recognition of excess tax benefits as a reduction to income tax expense rather than paid-in capital, for all periods in 2016. The early adoption requires a recast of consolidated financial statements previously issued during 2016, the year of adoption. Therefore, our three months ended March 31, 2016, June 30, 2016, and September 30, 2016 now reflect an excess tax benefit, recorded as a reduction to income tax expense instead of additional paid-in capital, of $446,640, $243,433, and $416,697, respectively.

The company will hold a conference call on January 25, 2017, at 4:30 PM ET, to further discuss its results of operations for the quarter ended December 31, 2016. The dial in number for this conference call is 1-855-733-9163. Slides to accompany this call will be posted on the company’s website and will be available to download prior to the scheduled conference time. To view the presentation, please visit http://investor.knighttrans.com/events, “Fourth Quarter 2016 Conference Call Presentation.”
Adjusted operating income, adjusted operating ratio, adjusted net income attributable to Knight, adjusted earnings per diluted share (EPS), and free cash flow are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. These non-GAAP financial measures supplement our GAAP results in evaluating certain parts of our business. We believe that using these measures affords a more consistent basis for comparing our results of operations from period to period. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to their most directly comparable financial measures calculated in accordance with GAAP, is included in the tables at the end of this press release.
Knight Transportation, Inc. is a provider of multiple truckload transportation and logistics services using a nationwide network of business units and service centers in the U.S. to serve customers throughout North America.  In addition to operating one of the country’s largest tractor fleets, Knight also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

INCOME STATEMENT DATA:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(Unaudited, in thousands, except per share amounts)
REVENUE:
Revenue, before fuel surcharge	$264,464	$265,972	$1,028,148	$1,061,739
Fuel surcharge	24,634	24,767	89,886	121,225
TOTAL REVENUE	289,098	290,739	1,118,034	1,182,964

OPERATING EXPENSES:
Salaries, wages and benefits	83,197	84,148	333,929	334,069
Fuel expense - gross	34,881	32,505	129,696	152,752
Operations and maintenance	19,360	18,790	76,246	80,855
Insurance and claims	8,111	8,556	34,441	33,632
Operating taxes and licenses	4,083	4,957	18,728	18,911
Communications	958	1,028	4,182	4,095
Depreciation and amortization	29,675	28,295	116,160	111,023
Purchased transportation	65,091	64,585	233,863	246,864
Miscellaneous operating expenses	9,006	4,223	22,310	22,763
Total operating expenses	254,362	247,087	969,555	1,004,964

Income from operations	34,736	43,652	148,479	178,000

Interest income	50	84	309	460
Interest expense	(155)	(284)	(897)	(998)
Other income	337	1,808	4,939	9,042
Income before income taxes	34,968	45,260	152,830	186,504
INCOME TAXES	12,496 *	15,668	57,592 *	68,047
Net income	22,472	29,592	95,238	118,457
Net income attributable to noncontrolling interest	(311)	(357)	(1,375)	(1,739)
NET INCOME ATTRIBUTABLE TO KNIGHT TRANSPORTATION	$22,161	$29,235	$93,863	$116,718

Basic Earnings Per Share	$0.28	$0.36	$1.17	$1.43
Diluted Earnings Per Share	$0.27	$0.36	$1.16	$1.42

Weighted Average Shares Outstanding - Basic	80,127	80,938	80,362	81,491
Weighted Average Shares Outstanding - Diluted	81,140	81,747	81,228	82,467

BALANCE SHEET DATA:
	12/31/16		12/31/15
ASSETS	(Unaudited, in thousands)
Cash and cash equivalents	$8,021		$8,691
Trade receivables, net of allowance for doubtful accounts	142,167		131,945
Notes receivable, net of allowance for doubtful accounts	560		648
Prepaid expenses	13,244		17,320
Assets held for sale	9,634		29,327
Other current assets	8,159		14,215
Income Tax Receivable	8,406		41,967
Total Current Assets	190,191		244,113

Property and equipment, net	802,858		803,643
Notes receivable, long-term	3,047		3,419
Goodwill	47,031		47,050
Intangible Assets, net	2,575		3,075
Other long-term assets, restricted cash and investments	32,823		18,932
Total Long-term Assets	888,334		876,119

Total Assets	$1,078,525		$1,120,232

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$18,006		$14,818
Accrued payroll and purchased transportation	25,017		23,776
Accrued liabilities	16,722		21,609
Claims accrual - current portion	18,633		19,471
Dividend payable - current portion	272		349
Total Current Liabilities	78,650		80,023

Claims accrual - long-term portion	13,290		11,508
Long-term dividend payable and other liabilities	1,854		2,164
Deferred tax liabilities	178,000		174,165
Long-term debt	18,000		112,000
Total Long-term Liabilities	211,144		299,837

Total Liabilities	289,794		379,860

Common stock	802		810
Additional paid-in capital	223,267	*	205,648
Accumulated other comprehensive income	-		2,573
Retained earnings	562,404		529,367
Total Knight Transportation Shareholders' Equity	786,473		738,398
Noncontrolling interest	2,258		1,974
Total Shareholders' Equity	788,731		740,372
Total Liabilities and Shareholders' Equity	$1,078,525		$1,120,232

* Reflects the impact of the Company’s adoption of ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvement to Employee Share-based Payment Accounting, to simplify several aspects of the accounting for employee share-based payment transactions, including the income tax consequences. The adoption impacted the income statement by reducing the income tax expense, while reducing additional paid-in capital in the balance sheet for all periods of 2016.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	% Change	2016	2015	% Change
	(Unaudited)			(Unaudited)
OPERATING STATISTICS

Average Revenue Per Tractor**	$42,744	$42,927	-0.4%	$172,185	$173,329	-0.7%

Non-paid Empty Mile Percent	12.7%	12.7%	0.0%	12.5%	12.0%	4.2%

Average Length of Haul	491	497	-1.2%	498	503	-1.0%

Adjusted Operating Ratio (1)	85.9%	83.6%		85.3%	82.6%

Average Tractors - Total	4,743	4,760		4,706	4,793

Average Trailers - Total	12,570	12,154		12,288	11,789

Net Capital Expenditures (in thousands)	$12,945	$40,562		$89,001	$149,414

Cash Flow From Operations (in thousands)	$51,663	$49,126		$243,354	$205,765

** Includes trucking segment revenue excluding fuel surcharge.

GAAP to Non-GAAP Reconciliation Schedules:
(1)
Non-GAAP reconciliation
Adjusted operating income, operating ratio, and adjusted operating ratio reconciliation (a)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(Unaudited, in thousands)

Total revenue	$289,098	$290,739	$1,118,034	$1,182,964
Less: Trucking fuel surcharge	24,634	24,767	89,886	121,225
Revenue, excluding trucking fuel surcharge	$264,464	$265,972	$1,028,148	$1,061,739
Operating expense	254,362	247,087	969,555	1,004,964
Adjusted for:
Trucking fuel surcharge	(24,634)	(24,767)	(89,886)	(121,225)
Accrual for class action lawsuits (b)	(2,450)	-	(2,450)	(7,163)
Adjusted operating expenses	227,278	222,320	877,219	876,576
Adjusted operating income	$37,186	$43,652	$150,929	$185,163
Operating ratio	88.0%	85.0%	86.7%	85.0%
Adjusted operating ratio (a)	85.9%	83.6%	85.3%	82.6%

(2)
Non-GAAP reconciliation
Adjusted net income attributable to Knight and adjusted earnings per diluted share reconciliation:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016		2015
	(Unaudited, in thousands, except per share amounts)

Net Income attributable to Knight	$22,161	$29,235	$93,863		$116,718
Adjusted for:
Accrual for class action lawsuits (net of tax)(b)	1,510	-	1,510		4,395
Adjusted net income attributable to Knight	$23,671	$29,235	$95,373		$121,113

Weighted Average Shares Outstanding - Diluted	81,140	81,747	81,228		82,467

Earnings per diluted share	$0.27	$0.36	$1.16		$1.42
Adjusted for:
Accrual for class action lawsuits (b)	0.02	-	0.02		0.05
Adjusted earnings per diluted share	$0.29	$0.36	$1.17	***	$1.47
*** Footing variance due to rounding

(3)
Non-GAAP reconciliation
Operating ratio and adjusted operating ratio for trucking segment (a)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(Unaudited, in thousands)
Trucking
Total revenue	$227,381	$229,088	$900,244	$951,935
Less: Trucking fuel surcharge	24,634	24,767	89,886	121,225
Revenue, excluding trucking fuel surcharge	$202,747	$204,321	$810,358	$830,710
Operating expense	196,799	189,745	765,063	789,792
Adjusted for:
Trucking fuel surcharge	(24,634)	(24,767)	(89,886)	(121,225)
Accrual for class action lawsuits (b)	(2,450)	-	(2,450)	(7,163)
Adjusted operating expenses	169,715	164,978	672,727	661,404
Adjusted operating income	$33,032	$39,343	$137,631	$169,306
Operating ratio	86.6%	82.8%	85.0%	83.0%
Adjusted operating ratio	83.7%	80.7%	83.0%	79.6%

(a) Operating ratio as reported in this press release is based upon total operating expenses, net of fuel surcharge, as a percentage of revenue before fuel surcharge.  We measure our revenue, before fuel surcharge, and our operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.

(b) During the fourth quarter of 2016, we accrued $2.5 million of expense ($1.5 million after-tax) related to two class action lawsuits involving employment related claims. During the second quarter of 2015, we accrued $7.2 million of expense ($4.4 million after-tax) related to two class action lawsuits involving employment related claims.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally may be identified by their use of terms or phrases such as "expects," "estimates," "anticipates," "projects," "believes," "plans," "intends," "may," "will," "should," "could," "potential," "continue," "future," and terms or phrases of similar substance. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Accordingly, actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, stockholder reports, Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

Contact:  David A. Jackson, President and CEO, or Adam W. Miller, CFO at (602) 606-6315

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